UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Shareholders on May 25, 2016 (the “Annual Meeting”).  At the Annual Meeting, our shareholders elected all seven persons nominated by our Board of Directors to serve as directors until our next Annual Meeting of Shareholders or until their successors are elected and duly qualified.  In addition, our shareholders approved, by a non-binding advisory vote, the executive officer compensation as disclosed in our Proxy Statement. They also approved the proposal to amend the 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 2,553,943 to 3,303,943 shares and ratified the appointment of RSM US LLP as our independent public accountant for the fiscal year ending December 31, 2016.  Set forth below are the final voting results for each of the proposals.

Proposal 1.  Election of directors.

Name	For	Withheld	Broker Non-Votes

Brent G. Blackey	15,823,630	233,977	3,221,031
Paul F. Lidsky	15,822,517	235,090	3,221,031
Greg R. Meland	11,625,345	4,432,262	3,221,031
J. Patrick O’Halloran	15,823,777	233,830	3,221,031
James E. Ousley	15,602,001	455,606	3,221,031
Mercedes A. Walton	15,598,734	458,873	3,221,031
James L. Zucco, Jr.	15,823,590	234,017	3,221,031

Proposal 2.  Advisory vote to approve the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes

15,730,869	306,403	20,335	3,221,031

Proposal 3.  Proposal to amend the 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 2,553,943 to 3,303,943 shares.

For	Against	Abstain	Broker Non-Votes

15,535,072	512,181	10,354	3,221,031

Proposal 4.  Proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes

19,112,397	134,717	31,524	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 26, 2015

DATALINK CORPORATION

	By	/s/ Gregory T. Barnum
Gregory T. Barnum,
Vice President, Finance and Chief Financial Officer and Secretary